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                                                                    EXHIBIT 4.27


                             SHAREHOLDER'S AGREEMENT


         THIS AGREEMENT is made this _____ day of __________, 2002, by and between __________________, herein referred to as "Shareholder", and FIRST INTERSTATE BANCSYSTEM, INC., a Montana corporation, 401 North 31st Street, Billings, Montana 59101, herein referred to as the "Corporation".

                                    RECITALS:

         A. Shareholder owns capital stock of the Corporation, which together with any additional stock hereafter acquired by Shareholder, except for stock acquired from the Savings Plan (as defined herein) is referred to herein as the "Stock".

         B. The Corporation desires to restrict the issuance and holding of its corporate stock to officers, directors, including advisory directors and any other classification or designation of directors hereafter made by the Corporation, and employees of the Corporation or any of its subsidiaries, and to fiduciaries for the benefit of any such persons, to charities, and to such other persons as the Corporation may permit.

         C. The Corporation and Shareholder make this Agreement to set forth the restrictions on the Stock.

         NOW, THEREFORE, in consideration of the above facts and the Shareholder's and the Corporation's mutual promises herein, the Shareholder and the Corporation agree as follows:

         1.       DEFINITIONS. The following definitions shall apply to this
                  Agreement:

                  (a) "Call Right" means the call right of the Corporation described in paragraph 4.2.

                  (b)      "Charity" is defined in paragraph 3.

                  (c)      "Code" is defined in paragraph 3.

                  (d) "Competitor" means a bank, credit union, savings bank, stock brokerage firm, insurance company or producer, trust services provider, mortgage lender or broker, credit provider, escrow services provider, data technology services provider, banking item processing service provider, or any other business providing goods or services provided by the Corporation or any of its subsidiaries or affiliates now or at any time in the future relevant to any provisions of this Agreement in any market area served by the Corporation or any of its subsidiaries or affiliates or in which the Corporation or any of its subsidiaries or affiliates is soliciting business.

                  (e) "Corporation" is defined in the opening paragraph of this Agreement.

                  (f)      "Fair Market Value" is defined in paragraph 9.1.

                  (g) "Purchase Right" means the Right of First Refusal or the Call Right.




Shareholder's Agreement
August 19, 2002

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                  (h)      "Right of First Refusal" is defined in paragraph 4.1.

                  (i) "Savings Plan" means the Savings and Profit Sharing Plan For Employees of First Interstate BancSystem, Inc., as amended from time to time.

                  (j) "Shareholder's Relationship with the Corporation" means any employment or other service relationship of the Shareholder with the Corporation or any of its subsidiaries or affiliates including but not limited to being an employee, member, partner, officer, director, advisory director, and any other classification or designation of officers or directors hereafter made by the Corporation or any of its subsidiaries or affiliates.

                  (k)      "Stock" is defined in Recital paragraph A.

                  (l) "Termination" means the end of a Shareholder's Relationship with the Corporation or any of its subsidiaries or affiliates whether by resignation, death, termination, or otherwise.

         2. RESTRICTION ON TRANSFER OR PLEDGE OF STOCK. Except as otherwise provided in this Agreement or as agreed upon in writing by the Shareholder and the Corporation, Shareholder shall not transfer or permit to be transferred, whether voluntarily, involuntarily or by operation of law, resulting from death or otherwise, any or all of the Stock, and any attempted transfer in violation of this Agreement shall be void. Shareholder shall not encumber or use any Stock as security for a loan, except upon the written consent of the Corporation and subject to the Corporation's rights herein. Under no circumstances, including but not limited to the provisions of paragraphs 3 and 4.1 below, may a Shareholder who has acquired Stock under any stock option plan now existing or hereafter adopted by the Corporation transfer, attempt to transfer, or permit the transfer of any of the Stock so acquired for a period of six (6) months following the date of acquisition of such Stock. The certificate for the Stock shall contain the restrictive legends provided in this Agreement, unless otherwise agreed in writing by the Corporation.

         3. TRANSFER OF STOCK TO CHARITY. A Shareholder may transfer Stock to any organization described in Section 170(b)(1)(A) of the Internal Revenue Code of 1986, as now or hereafter amended (the "Code"), a gift to which qualifies as a charitable deduction under Sections 170(c), 2055(a), or 2522(a) of the Code (a "Charity"). Stock transferred to a Charity shall be subject to the terms of this Agreement, except for the provisions of paragraph 4.2.1, and the Charity shall be included in the definition of "Shareholder" herein. The certificate issued to the Charity for the Stock shall contain the restrictive legends required by this Agreement.

         4. CORPORATION STOCK PURCHASE RIGHTS.

         4.1 RIGHT OF FIRST REFUSAL. If Shareholder desires to sell or transfer any Stock, Shareholder shall give written notice of such desire to the Corporation in the form of Exhibit A attached hereto. If other than by reason of Shareholder's death, any of Shareholder's Stock is transferred by operation of law to any person other than the Corporation (such as, but not limited to, Shareholder's trustee in bankruptcy, a purchaser at any execution sale, or the guardian or conservator of Shareholder), Shareholder or Shareholder's guardian or conservator, as the case may be, shall immediately give written notice to the Corporation of the transfer. Unless the proposed sale or transfer of stock is agreed upon in writing between the Corporation and Shareholder pursuant to paragraph 2, then within one hundred ninety (190) days after the Corporation's receipt of any notice referred to in this paragraph, the Corporation may exercise its





Shareholder's Agreement
August 19, 2002

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right to purchase all but not less than all of the Stock desired to be sold or transferred by Shareholder or involuntarily transferred (the "Right of First Refusal"), upon the terms set forth in this Agreement.

         4.2 CALL RIGHT.

         4.2.1 CALL RIGHT ON TERMINATION OF RELATIONSHIP. Upon Termination of Shareholder's Relationship with the Corporation, the Corporation shall have the right, but not the obligation, to purchase all or any portion of Shareholder's Stock (the "Call Right") on or after that date which is four (4) years after the date of Termination, on the terms set forth in this Agreement, subject to the following qualifications:

                  (i) If Shareholder becomes an officer, director, shareholder, member, partner, employee, or independent contractor of, or establishes any other relationship with, a Competitor of the Corporation, as determined by the Corporation, which determination shall be conclusive and irrefutable, then the Call Right shall be accelerated and the Corporation may exercise its Call Right at any time thereafter;

                  (ii) If Shareholder owns less than 1,000 shares of stock, then the Corporation may exercise its Call Right at any time after one year following Termination of Shareholder's Relationship with the Corporation;

                  (iii) If Shareholder's service as an employee, officer, or director of the Corporation or any of its subsidiaries or affiliates ends and Shareholder at any time thereafter becomes an advisory director of the Corporation or any of its subsidiaries or affiliates, the Corporation may, at its option, exercise its Call Right as to any or all of Shareholder's Stock over and above 5,000 shares at any time after four years following the date on which Shareholder becomes an advisory director. When Shareholder's service as an advisory director ends, the Corporation may exercise its Call Right as to any or all of Shareholder's Stock at any time after four years following termination.

         4.2.2 CALL RIGHT ON PERMITTED STOCK TRANSFERS. If any Stock is transferred by the Shareholder to a Charity or any other person or party with the written consent of the Corporation, the Corporation shall have the right to exercise its Call Right for such Stock at any time after such transfer.

         4.2.3 GENERAL CALL RIGHT. In all circumstances other than those addressed in paragraphs 4.2.1 and 4.2.2 above, the Corporation shall have the right to exercise its Call Right for the Stock at any time.

         4.2.4 CALL RIGHT FOLLOWING DEATH OF SHAREHOLDER. Upon Shareholder's death, the personal representative of the Shareholder's estate may distribute the Stock to the Shareholder's beneficiaries subject to all terms and provisions of this Agreement, including but not limited to the Right of First Refusal and the Call Right. Each beneficiary of the deceased Shareholder who receives Stock shall be included in the definition of "Shareholder" herein. If a Termination of the Shareholder's Relationship with the Corporation has occurred prior to the Shareholder's death so that the Call Right time period has begun to run under paragraph 4.2.1., the time period shall continue to run and shall not start anew because of the Shareholder's death, provided





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August 19, 2002

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however, that the Call Right may not be exercised by the Corporation prior to one year after the date of Shareholder's death. Shareholder, by signing this Agreement, directs Shareholder's personal representative to open Shareholder's estate promptly in the court of proper jurisdiction, to notify the Corporation in writing of the opening of the estate, to provide the Corporation information concerning the proposed distribution of Stock through the estate, and to cooperate with the Corporation to effectuate the terms and provisions of this Agreement.

         5. ACQUISITION OF ADDITIONAL STOCK. If Shareholder acquires additional Stock, whether through the exercise of stock options or otherwise during the term of this Agreement, the Corporation shall have all rights set forth in this Agreement with regard to such additional Stock, including but not limited to the Call Right and Right of First Refusal set forth in paragraph 4. If a Termination of the Shareholder's Relationship with the Corporation has occurred prior to the Shareholder's acquisition of additional Stock so that the Call Right period has begun to run under paragraph 4.2.1, the Call Right time period shall continue to run and shall include the additional Stock, and shall not start anew with respect to the additional Stock.

         6. CAPITAL ADJUSTMENTS TO STOCK. If there is any change in the Stock by reason of a stock dividend or split, reorganization, recapitalization, reclassification, merger, consolidation, combination, or exchange of shares or other similar corporate change, the aggregate number of shares of Stock referred to in any provision of this Agreement shall be appropriately adjusted by the Corporation, whose determination shall be conclusive, provided, however, that fractional shares shall be rounded up to the nearest whole share. No adjustment shall be made in connection with the issuance by the Corporation of any warrants, rights, or options to acquire additional shares of corporate stock or of securities convertible into corporate stock.

         7. EXERCISE OF PURCHASE RIGHT. The Corporation shall exercise any Purchase Right granted in this Agreement by delivering written notice of its exercise of the Purchase Right, within any time period required hereunder, to the Shareholder, or to the personal representative of Shareholder's estate if the Shareholder is deceased.

         8. EFFECT OF CONSENT TO TRANSFER STOCK OR NON-EXERCISE OF RIGHT OF FIRST REFUSAL. If the Corporation consents in writing to Shareholder's transfer of any or all of the Stock and/or if the Corporation waives or fails to exercise its Right of First Refusal on any or all of the Stock, then the Stock may be transferred subject to the terms, conditions, and limitations of this Agreement (except for the provisions of paragraph 4.2.1, which shall be inapplicable), and the transferee shall be included in the definition of "Shareholder" herein.

         9. PURCHASE PRICE FOR SHARES.

         9.1 DETERMINATION OF PURCHASE PRICE. The purchase price for each share of Stock purchased pursuant to any Purchase Right granted in this Agreement shall be the Fair Market Value of the Stock . "Fair Market Value" means, as of any date, the value of a share of Stock determined as follows:

                  (i) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and the low asked prices for the Stock on the last market trading day prior to the date of determination; or

                  (ii) In the absence of an established market for the Stock, its Fair Market Value shall be determined in good faith by the Corporation's board of





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August 19, 2002

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                           directors which may, in its sole discretion, utilize
                           an independent third party to assist with the determination of the Fair Market Value of the Stock, which may take the form of a periodic appraisal of the Fair Market Value of a share of Stock valued as a minority interest.

         9.2 PAYMENT OF THE PURCHASE PRICE. The purchase price for Stock to be purchased by the Corporation pursuant to this Agreement shall be paid in cash at the closing of the purchase of the Stock. The Corporation may, at its option, withhold any amount for which the Shareholder is obligated to the Corporation or its subsidiaries from the amount of the purchase price payable to Shareholder and apply said amount to such obligation.

         10. THE CLOSING.

         10.1 TIME AND PLACE. Unless otherwise agreed by the parties, the closing of the sale and purchase of Stock, as provided in this Agreement, shall take place at the general offices of the Corporation within thirty (30) days after the Corporation's exercise of any Purchase Right.

         10.2 DOCUMENTS. At the closing of the sale and purchase of the Stock, the Corporation and the Shareholder or other party having an interest in the Stock being purchased hereunder shall execute and immediately deliver to each other the various documents which shall be required to carry out their undertakings hereunder, including but not limited to the payment of cash and the assignment and delivery of stock certificates free and clear of all taxes, debts, claims, judgments, liens or encumbrances whatsoever.

         11. LEGENDS ON CERTIFICATES. Certificates representing the Stock shall bear such legends as may be required by the securities laws of the United States and any applicable state, and the following legend reciting the existence of this Agreement and restrictions on transfer of the Stock:

                  The sale, transfer or encumbrance of the shares of stock represented by this certificate is subject to an agreement to restrict transfer or acquisition of the shares. A copy of the agreement is on file in the office of the secretary of the Corporation. Any transfer or acquisition in violation of the agreement is null and void.

         12. REISSUED STOCK. The Corporation shall have the right to substitute or reissue stock in exchange for the Stock in the event of a stock split, merger, consolidation, name change, sale, spin off, share exchange, or other corporate reorganization. Substituted or reissued stock shall be subject to the terms of this Agreement.

         13. TERM OF AGREEMENT. This Agreement shall be effective so long as Shareholder owns any Stock or holds any option or other right to acquire any Stock of the Corporation, and this Agreement shall bind all Stock now owned or hereafter acquired by Shareholder.

         14. TERMINATION.

         14.1 EVENTS CAUSING TERMINATION. This Agreement and all restrictions on Stock created hereby shall be effective as of the date hereof and shall terminate on: (a) expiration of the term of this Agreement, (b) the occurrence of the bankruptcy, receivership or dissolution of the Corporation, (c) the public trading of the Stock, or (d) the execution of a written instrument




Shareholder's Agreement
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by the Corporation and the party or parties who then own Stock subject to this
Agreement which terminates the same.

         14.2 SURVIVAL OF RIGHTS AND REMEDIES. The termination of this Agreement for any reason shall not affect any right or remedy existing hereunder prior to the effective date of termination hereof.

         15. REMEDIES. The parties agree that they will not have an adequate remedy at law for the breach of this Agreement because, among other reasons, the Stock cannot readily be purchased or sold on the open market. The parties shall have available for any breach of this Agreement the remedies of specific performance and injunctive relief, together with all other remedies at law or in equity. No waiver of or forbearance to enforce any right or provision hereof shall be binding unless in writing and signed by the party to be bound, and no such waiver or forbearance in any instance shall apply to any other instance or any other right or provision.

         16. MODIFICATION OR TERMINATION. This Agreement may not be modified or terminated orally, and no modification, termination, or amendment shall be valid unless in writing signed by all parties hereto.

         17. GOVERNING LAW. This Agreement shall be governed for all purposes by the laws of the State of Montana.

         18. SEVERABILITY. Each term and provision of this Agreement is intended to be enforced to the maximum extent permitted by applicable law. If any term or provision of this Agreement or the applicability thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and shall continue in full force and effect.

         19. STOCK HELD IN SAVINGS PLAN. This Agreement does not apply to or restrict stock of the Corporation held in the Savings Plan of the Corporation.

         20. NOTICES. All notices provided for by this Agreement shall be made in writing and shall be given either: (1) by actual delivery of the notice to the party entitled thereto; or (2) by mailing the notice in the U.S. mails, certified mail, return receipt requested to the last known address of the party entitled thereto. The notice shall be deemed to be received in case (1) on the date of its actual receipt by a party and in case (2) on the date of its mailing.

         21. BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the Corporation and the Shareholder and their respective heirs, legal representatives, successors and assigns.

         22. TIME. Time shall be of the essence of this Agreement.

         23. HEADINGS. The headings used herein are for convenience only, and shall not be construed as a part of this Agreement or as a limitation on the scope of the particular paragraphs to which they refer.

         24. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties, and supersedes any and all prior negotiations, understandings, and agreements.




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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth on page 1.

                              FIRST INTERSTATE BANCSYSTEM, INC.

                              By
                                 -------------------------------

                              Its:
                                   --------------------------------------

                                                            "Corporation"



                                   --------------------------------------

                                                            "Shareholder"


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August 19, 2002

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                                    EXHIBIT A

                                     NOTICE

To:     First Interstate BancSystem, Inc.
        401 North 31st Street
        Billings, MT  59101

        Pursuant to the Shareholder's Agreement between the undersigned Shareholder and First Interstate BancSystem, Inc. ("Corporation"), the undersigned hereby gives notice of Shareholder's desire to sell or transfer _____ shares of Corporation common stock to __________________.




Dated:                           , 20    .
        -------------------------    ----

                                   ----------------------------------
                                   Shareholder


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